Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the registration of 500,000 shares of the HemaCare Corporation’s Common Stock pursuant to the 1996 Employee Stock Incentive Plan of HemaCare Corporation of our report dated February 17, 2004, with respect to the consolidated financial statements of HemaCare Corporation for the period ended December 31, 2003 and included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

Los Angeles, CA
March 16, 2006